Exhibit 3.1

Filed in the Office of	Business Number E24269322022-8
[signature]	Filing Number 20233610994
Secretary of State State Of Nevada	Filed On 11/7/2023 8:00:00 AM
	Number of Pages 3

FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate, Amendment or Withdrawal of Designation

NRS 78.1955, 78.1955(6)

☐ Certificate of Designation
☐ Certificate of Amendment to Designation - Before Issuance of Class or Series
☒ Certificate of Amendment to Designation - After Issuance of Class or Series
☐ Certificate of Withdrawal of Certificate of Designation

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information:	Name of entity: Inspire Veterinary Partner, Inc. Entity or Nevada Business Identification Number (NVID): E24269322022-8
2. Effective date and time:	For Certificate of Designation or Amendment to Designation Only (Optional): Date: Time: (must not be later than 90 days after the certificate is filed)
3. Class or series of stock: (Certificate of Designation only)	The class or series of stock being designated within this filing:
4. Information for amendment of class or series of stock:	The original class or series of stock being amended within this filing: Series A Preferred Stock
5. Amendment of class or series of stock:	☐ Certificate of Amendment to Designation- Before Issuance of Class or Series As of the date of this certificate no shares of the class or series of stock have been issued. ☒ Certificate of Amendment to Designation- After Issuance of Class or Series The amendment has been approved by the vote of stockholders holding shares in the corporation entitling them to exercise a majority of the voting power, or such greater proportion of the voting power as may be required by the articles of incorporation or the certificate of designation.
6. Resolution: Certificate of Designation and Amendment to Designation only)	By resolution of the board of directors pursuant to a provision in the articles of incorporation this certificate establishes OR amends the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock.* See attached Amendment
7. Withdrawal:	Designation being Withdrawn: Date of Designation: No shares of the class or series of stock being withdrawn are outstanding. The resolution of the board of directors authorizing the withdrawal of the certificate of designation establishing the class or series of stock: *
8. Signature: (Required)	X [signature] Signature of Officer Date: 11/06/2023

* Attach additional page(s) if necessary

This form must be accompanied by appropriate fees.

Page 1 of 1
Revised: 8/1/2023

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AMENDMENT TO CERTIFICATE OF DESIGNATION

OF

Inspire Veterinary Partners, Inc.

Pursuant to Section 78.1955 of the

Nevada Revised Statutes

______________________________________

SERIES A PREFERRED STOCK

The Certificate of Designation of the Series A Preferred Stock Inspire Veterinary Partners, Inc., a Nevada corporation (the “Company”), as originally filed with the Nevada Secretary of State on July 12, 2023 (the “Original Designation”), is hereby amended as follows:

A.        The number of shares designated as Series A Preferred Stock is hereby increased to a total of two million (2,000,000) shares.

B.         Section 4(b) of the Original Designation is hereby amended to read as follows:

“b.      Conversion Price. The conversion price (the “Conversion Price”) for the Series A Preferred Stock shall be the amount equal to sixty percent (60%) the VWAP for the Company’s common stock for the three (3) trading days immediately preceding the date of such conversion, with the exception of any conversion made during the first three (3) trading days on which the Company’s common stock is listed on a national securities exchange.  For any conversion made during the first three (3) trading days on which the Company’s common stock is listed on a national securities exchange, the Conversion Price shall be equal to sixty percent (60%) of the per-share price for the Company’s initial underwritten registered public offering on the national securities exchange. All such foregoing determinations will be appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction that proportionately decreases or increases the Common Stock during such measuring period. “VWAP” means the dollar volume-weighted average price for the Common Stock on the principal securities exchange or securities market on which the Common Stock is then traded.  Notwithstanding the foregoing, in no case shall the Conversion Price be less than $0.25 per share, as adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction conducted after the date of this Amendment.”

C.         All terms of the Original Designation not amended hereby shall remain in full force and effect.

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IN WITNESS WHEREOF the undersigned has signed this Amendment to Certificate of Designation this 28th day of October, 2023.

INSPIRE VETERINARY PARTNERS, INC.

By:	/s/ Kimball Carr
Name: Kimball Carr
Title: CEO

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